Exhibit 10.4

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of June 30, 2021, is made by B. RILEY FINANCIAL, INC. (the “Guarantor”), in favor of MSD PCOF PARTNERS XLV, LLC, as agent (in such capacity, the “Agent”) for the ratable benefit of the Agent, the Cash Collateral Providers (as such term is defined in the Reimbursement Agreement described below), each co-agent or sub-agent appointed by the Agent from time to time pursuant to Section 14.1 of the Reimbursement Agreement described below and the other Persons to whom the Guaranteed Obligations are owed (collectively, the “Guaranteed Parties”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to that certain Letter of Credit Issuance and Reimbursement and Guaranty Agreement, dated as of the date hereof (as further amended, restated, supplemented or otherwise modified from time to time, the “LC Facility Agreement”), among PNC Bank (in its capacity as Issuer thereunder (the “Issuer”)), Babcock & Wilcox Enterprises, Inc. (the “Borrower”) and the Guarantors, the Issuer has agreed to issue letters of credit for the account of the Borrower, the Guarantors, and any Joint Venture or Consortium in accordance with the terms thereof, including the term that the Cash Collateral Providers provide cash collateral (the “Cash Collateral”) to the Issuer to secure Eligible Letters of Credit as more fully set forth in the LC Facility Agreement and that certain Cash Collateral Agreement, dated as of the date hereof (as further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Cash Collateral Agreement”), among the Issuer, the Agent, the Cash Collateral Providers, the Borrower and the Guarantors;

WHEREAS, pursuant to that certain Reimbursement, Guaranty, and Security Agreement, dated as of the date hereof (as further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Reimbursement Agreement”), among the Borrower, the Guarantors, the Cash Collateral Providers, and the Agent, the Cash Collateral Providers have agreed to provide, for the benefit of the Borrower and Guarantors, the Cash Collateral to the Issuer to secure Eligible Letters of Credit (the “Cash Collateral Facility”), upon the terms and subject to the conditions and reimbursement obligations set forth therein;

WHEREAS, execution of this Guaranty is a condition precedent to the effectiveness of the Reimbursement Agreement and the provision of Cash Collateral, and the Agent and the Cash Collateral Providers are entering into the Reimbursement Agreement and providing the Cash Collateral in reliance on the Guarantor’s obligations hereunder; and

WHEREAS, the Guarantor is an owner of Equity Interests in the Borrower, and will materially benefit from the issuance of Eligible Letters of Credit to be secured by the Cash Collateral provided pursuant to the Reimbursement Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Agent and the other Guaranteed Parties to enter into the Reimbursement Agreement, provide the Cash Collateral, and make certain extensions of credit available to the Borrower under the Reimbursement Agreement, the Guarantor hereby agrees with the Agent, for the ratable benefit of the Guaranteed Parties as follows:

AGREEMENT

1.            Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings herein that are assigned to such terms in the Reimbursement Agreement. The following terms when used herein shall have the meanings set forth below:

“Borrower Entities” shall have the meaning set forth in Section 9(a).

“Guarantee Event” means any of the following acts or omissions:

(a)            the acceleration of the Obligations under Section 11.1 of the Reimbursement Agreement, whether automatic or resulting from the action of the Agent or the Required Cash Collateral Providers; or

(b)            the occurrence of an Event of Default under Section 10.1 of the Reimbursement Agreement; or

(c)            (i) the Guarantor shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors or admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (ii) any proceeding shall be instituted by or against the Guarantor seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Insolvency Law, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Guarantor (but not instituted by the Guarantor), such proceedings shall remain undismissed or unstayed for a period of thirty (30) days or more or an order or decree approving or ordering any of the foregoing shall be entered, or (iii) the Guarantor shall take any corporate action to authorize any action set forth in clauses (i) or (ii) above;

(d)            notwithstanding the waivers of the Guarantor set forth in Section 5, the Guarantor or any of its affiliates or any other party acting on the Guarantor or any of its affiliates’ behalf in concert with the Guarantor or any of its affiliates makes any assertion that that this Guaranty or any provision hereof ceases to be valid, binding on, or enforceable against the Guarantor.

“Guarantor Claims” shall have the meaning set forth in Section 9(a).

“Guaranteed Obligations” has the meaning set forth in Section 2(a).

“Obligations” means the “Obligations” (as such term is defined in the Reimbursement Agreement). For the avoidance of doubt, the Obligations include (i) reimbursement obligations for Cash Collateral withdrawn from the Cash Collateral Account to satisfy unreimbursed draws on letters of credit, which obligations may be converted to Delayed Draw Term Loans, (ii) indemnification obligations in favor of the Guaranteed Parties relating to any losses or other claims of the Guaranteed Parties in connection with providing the Cash Collateral to the Issuer, (iii) the obligation to pay to the Guaranteed Parties the full amount of any remaining Cash Collateral in the Cash Collateral Accounts not used to reimburse draws under the Letters of Credit (the “Cash Collateral Obligations”), and (iv) interest and fees (including the Prepayment Premium and any interest and fees that accrue after the commencement of any proceeding or case commenced by or against the Guarantor or the Borrower or any Guarantor under any Insolvency Law, regardless of whether allowed or allowable in whole or in part as a claim in any such Proceeding), expenses and other liabilities in respect of the Cash Collateral Facility.

“Payment in Full” means (i) (A) the termination of all commitments of the Cash Collateral Providers to extend credit under the Reimbursement Agreement or (B) the Guarantor assuming all of the commitments of the Cash Collateral Providers to extend credit under the Reimbursement Agreement and (ii) the indefeasible payment in full in cash/immediately available funds of all of the Obligations (including Post-Petition Obligations) owing at the applicable time (including contingent obligations with respect to draws on Eligible Letters of Credit and Cash Collateral Withdrawals, but not including contingent indemnification obligations as to which no claim or demand has been made) and, without duplication of the foregoing, the return to the Agent of all unused Cash Collateral in the Cash Collateral Accounts or a payment by the Guarantor of an equivalent amount in cash to the Agent.

2.            Guaranty.

(a)            The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment at all times of all Obligations, including, without limitation, (i) any outstanding Delayed Draw Term Loans (including all renewals, extensions, amendments, restatements and other modifications thereof) and earned interest and fees in relation thereto as set forth in the Reimbursement Agreement (including any interest paid-in-kind or deferred, any commitment fees, the prepayment premium set forth in Section 3.4 of the Reimbursement Agreement and any other consent or amendment fees), (ii) indemnification obligations in favor of the Guaranteed Parties relating to any losses or other claims of the Guaranteed Parties in connection with providing the Cash Collateral to the Issuer, and (iii) the obligation to provide replacement cash collateral to the Agent in an amount equal to the Cash Collateral that is in the Cash Collateral Accounts, and in each case whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrower or any Guarantor under any Insolvency Law, and including interest that accrues after the commencement by or against the Borrower or any Guarantor of any proceeding under any Insolvency Law (collectively, the “Guaranteed Obligations”); provided that the Guarantor shall have no liability to make any payment under this Section 2(a) until the occurrence of a Guarantee Event; provided further that if the only Guarantee Event that has occurred is a Guarantee Event under clause (b) of the definition thereof, the Guarantor shall only be required to make payments of the Guaranteed Obligations under the Reimbursement Agreement and the Other Documents when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise.

(b)            The books and records of the Agent and the books and records of each Guaranteed Party, showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be conclusive absent manifest error of the amount of the Obligations and the interest accrued thereon and other payments due in respect thereof. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations, which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire, in law or in equity, in any way relating to any or all of the foregoing or otherwise.

(c)            The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by any Guaranteed Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.

(d)            The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of any Guaranteed Party hereunder.

(e)            The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Guaranteed Party on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guaranty for such purpose.

(f)            The Guaranteed Obligations include as a component thereof, the obligation by the Guarantor to provide replacement cash collateral to the Agent in an amount equal to the Cash Collateral that is in the Cash Collateral Accounts.

3.            No Setoff or Deductions; Taxes; Payments. The Guarantor shall make all payments hereunder without setoff or counterclaim against, among others, the Loan Parties, the Guaranteed Parties, and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by Applicable Law to make such deduction or withholding and the Guarantor shall pay and indemnify each Guaranteed Party for Indemnified Taxes and Other Taxes. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty as to the Guarantor.

4.            Rights of Guaranteed Parties. The Guarantor consents and agrees that the Guaranteed Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof, (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations, (c) apply such security and direct the order or manner of sale thereof as the Guaranteed Parties in their sole discretion may determine and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations; provided that, without the prior written consent of the Guarantor, the Guaranteed Parties shall not agree to any amendment, waiver or modification of the Reimbursement Agreement that shall (w) modify any covenants or Events of Default set forth in the Reimbursement Agreement in a manner that makes the Reimbursement Agreement materially more restrictive, when taken as a whole with any other modifications made in the same transaction, than the Reimbursement Agreement as in effect immediately prior to making such modification, (x) extend or shorten the maturity of the term of the Reimbursement Agreement, (y) increase the principal amount of the Obligations or (z) increase any interest rate margins, fees or other pricing or economics thereunder (other than modifications in connection with any benchmark replacement event). Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

5.            Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor of the Obligations, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of the Borrower other than payment and performance in full of the Guaranteed Obligations, (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower, (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder, (d) any right to require any Guaranteed Party to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any Guaranteed Party’s power whatsoever, (e) any benefit of and any right to participate in any security now or hereafter held by any Guaranteed Party, which benefits and rights are hereby preserved, and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by any Applicable Law limiting the liability of or exonerating guarantors or sureties, or any defense related to changed circumstances, frustration of purpose, impossibility of performance or other claim based in law or equity. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

6.            Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor of the Obligations, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

7.            Subrogation.

(a)            The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until Payment in Full. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Agent (for the benefit of itself and the other Guaranteed Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

(b)            The Guaranteed Parties and the Borrower agree that the Guarantor shall have full rights of subrogation. If the Guarantor is required to make payments under the Guaranty, the Guaranteed Parties shall use their commercially reasonable efforts to take all actions that upon the Payment in Full, the Guarantor is assigned all rights and obligations of the Guaranteed Parties under the Reimbursement Agreement, Cash Collateral Agreement, Intercreditor Agreement and the Other Documents as applicable. The parties shall use their commercially reasonable efforts following the date of this Guaranty to amend the foregoing documents to provide for the Guarantor to assume all rights and obligations of the Guaranteed Parties upon termination of this Guaranty.

8.            Termination; Reinstatement. This Guaranty is a continuing and irrevocable guarantee of all Guaranteed Obligations, now or hereafter existing, and shall remain in full force and effect with respect to the Guarantor, until the termination of this Guaranty in accordance with its terms. Notwithstanding anything to the contrary, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or any Guaranteed Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Insolvency Law or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Guaranteed Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

9.            Subordination.

(a)            As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of the Borrower or any of its subsidiaries (collectively, the “Borrower Entities”) to the Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of the Borrower Entities thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by the Guarantor. The Guarantor Claims shall include without limitation all rights and claims of the Guarantor against the Borrower Entities (arising as a result of subrogation or otherwise) as a result of the Guarantor’s payment of all or a portion of the Guaranteed Obligations. Without limitation to any subordination terms set forth in the Reimbursement Agreement or the Other Documents, the Guarantor Claims are subordinate in right of payment until such time as the Obligations have been indefeasibly repaid in full in cash. Upon the occurrence and during the continuance of a Default or Event of Default, the Guarantor shall not, and shall not be entitled to, receive or collect, directly or indirectly, from the Borrower Entities or any other party any amount upon the Guarantor Claims.

(b)            In the event that, notwithstanding anything to the contrary in this Guaranty, the Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, the Guarantor agrees to hold in trust for the Guaranteed Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to the Guaranteed Parties, and the Guarantor covenants promptly to pay the same to the Guaranteed Parties.

10.            Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Borrower or any guarantor of the Obligations under any Insolvency Law, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Agent (at the direction of the Required Cash Collateral Providers).

11.            Condition of Borrower. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as the Guarantor requires, and that no Guaranteed Party has a duty, and the Guarantor is not relying on any Guaranteed Party at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Borrower (the Guarantor waiving any duty on the part of any Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).

12.            Representations and Warranties. To induce the Guaranteed Parties to enter into the Reimbursement Agreement, the Guarantor represents and warrants to the Guaranteed Parties as follows:

(a)            The Guarantor is an owner of Equity Interests in the Borrower, and has received or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Obligations.

(b)            The Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower; however, the Guarantor is not relying on such financial condition or the Collateral as an inducement to enter this Guaranty. None of the Guaranteed Parties has any obligation to keep the Guarantor informed from time to time of the financial position, solvency, or creditworthiness of the Borrower or any Guarantor.

(c)            No Guaranteed Party, nor any other party has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty.

(d)            As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, the Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

(e)            The Guarantor has the legal right to execute and deliver, and to perform its obligations under, this Guaranty.

(f)            This Guaranty constitutes legal, valid and binding obligations of the Guarantor enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and an implied covenant of good faith and fair dealing.

(g)            The execution, delivery and performance of this Guaranty will not violate any provision of any Applicable Law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Applicable Law or contractual obligation of the Guarantor.

(h)            No litigation, investigation or proceeding of or before any arbitrator or Governmental Body is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guaranty or any of the transactions contemplated hereby, or (ii) which could reasonably be expected to materially impair the rights and remedies of the Agent or any Guaranteed Party under this Guaranty or the ability of the Guarantor to perform its obligations hereunder.

(i)            No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Body and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty.

(j)            All representations and warranties made by the Guarantor herein shall survive the execution hereof.

13.            Amendments; Etc. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified, nor any consent be given, except with the written consent of the Agent (at the direction of the Required Cash Collateral Providers) and the Guarantor.

14.            Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 16.6 of the Reimbursement Agreement; provided, that notices and communications to the Guarantor shall be directed to:

B. Riley Financial, Inc.

Burbank Blvd. Suite 400

Woodland Hills, CA 91367

Attention: Chairman (with a copy to General Counsel)

brriley@brileyfin.com

aforman@brileyfin.com

15.            Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL; Right of Setoff. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the Reimbursement Agreement and the Other Documents to this Guaranty and the parties hereto, the terms of Sections 11.3, 12.3, and 16.1 of the Reimbursement Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” therein (whether express or by reference to the Borrower as a “party” thereto) being a reference to the Guarantor, and the parties hereto agree to such terms.

16.            Counterparts; Electronic Execution. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by e-mail or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Guaranty.

17.            Successor and Assigns. The provisions of this Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Agent and the other Guaranteed Parties and their respective successors and assigns; provided, that the Guarantor may not assign, transfer, or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Agent (at the direction of the Required Cash Collateral Providers), any such purported assignment, transfer or delegation without such consent being null and void.

18.            Integration; Severability. This Guaranty represents the agreement of the Guarantor, the Agent and the other Guaranteed Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties (written or oral) by the Agent or any other Guaranteed Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein. The illegality or unenforceability of any provision of this Guaranty in any jurisdiction shall not in any way affect or impair the legality or enforceability of such provision in other jurisdictions, or the legality or enforceability of the remaining provisions of this Guaranty.

19.            Miscellaneous. No failure by any Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Agent (at the direction of the Required Cash Collateral Providers) and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor or any other guarantor of the Obligations for the benefit of the Guaranteed Parties or any term or provision thereof.

20.            Acknowledgments. The Guarantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty, the Reimbursement Agreement and the Other Documents to which it is a party and (b) it has received a copy of the Reimbursement Agreement and the Other Documents and has reviewed and understands the same.

21.            Termination; Release. Upon (x) Payment in Full and (y) the termination of the Cash Collateral Facility and all commitments by the Cash Collateral Providers to provide Cash Collateral and make other credit extensions in respect thereof, this Guaranty and all obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the Guaranteed Parties and the Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

22.            Right of Guarantor. At any time after a Specified Event of Default, the Guarantor shall have the right to elect to effectuate a Payment in Full at its option; provided that the Guarantor’s right to effect such Payment in Full with respect to any Specified Event of Default shall only be effective during the period commencing (a) (1) immediately after the occurrence of a Bankruptcy Event of Default and (2) fourteen days after the occurrence of any other Specified Event of Default and ending (b) thirty days after the Guarantor has obtained knowledge of the occurrence of such Specified Event of Default.

“Specified Events of Default” means, collectively, any

(a)            Event of Default under Section 10.1 of the Reimbursement Agreement (without giving effect to any waiver or amendment that cures such Event of Default);

(b)            Event of Default under Section 10.5 of the Reimbursement Agreement as result of the failure if any Loan Party to comply with any financial covenant set forth in the Reimbursement Agreement (without giving effect to any waiver or amendment that cures such Event of Default); or

(c)            Event of Default (such Event of Default, a “Bankruptcy Event of Default”) under Section 10.7 of the Reimbursement Agreement (without giving effect to any waiver or amendment that cures such Event of Default).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty to be duly executed as of the date first above written.

GUARANTOR:

B. RILEY FINANCIAL, INC.

By:	/s/ Phillip J. Ahn
	Name:	Phillip J. Ahn
	Title:	CFO

Babcock & Wilcox Enterprises, Inc.

Guaranty Agreement

Signature Page

BABCOCK & WILCOX ENTERPRISES, INC., as Borrower

By:	/s/ Rodney Carlson
	Name:	Rodney Carlson
	Title:	Treasurer

Babcock & Wilcox Enterprises, Inc.

Guaranty Agreement

Signature Page

Acknowledged and accepted:

MSD PCOF PARTNERS XLV, LLC, as Agent and a Cash Collateral Provider

By:	/s/ Marcell Liguori
	Name:	Marcello Liguori
	Title:	Vice President

Babcock & Wilcox Enterprises, Inc.

Guaranty Agreement

Signature Page